                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                         CARDIAC CONTROL SYSTEMS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

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Notes:

            [CARDIAC CONTROL SYSTEMS, INC. LETTERHEAD APPEARS HERE]

September 30, 1997


Dear Shareholder:

     The Board of Directors cordially invites you to attend, on November 12, 1997, at 1:00 p.m. local time, Cardiac Control Systems, Inc.'s Annual Meeting of Shareholders, to be held at the Hyatt Hotel at the Orlando International Airport, Orlando, Florida, for the following purposes:

     1.    To elect the Board of Directors;

     2.    To ratify the appointment of independent accountants; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     To assure a quorum and that your shares will be voted at the meeting in accordance with your instructions, please sign and return the enclosed proxy card at your earliest convenience. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations. Mailing your proxy card will not limit your right to vote in person at the meeting.

     If you plan to be present at the meeting, please so indicate on the proxy card so that we can mail an admission card to you. Please note that attendance at the meeting will be limited to shareholders as of the record date (or authorized representative) having an admission card or evidence of their share ownership, and guests of the Company.

Respectfully yours,

CARDIAC CONTROL SYSTEMS, INC.


/s/ Robert T. Rylee
----------------------------
Robert T. Rylee
Secretary

Enclosures

                         CARDIAC CONTROL SYSTEMS, INC.

                  3 Commerce Blvd., Palm Coast, Florida 32164

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 TO BE HELD ON

                         Wednesday, November 12, 1997


To: Holders of shares of common stock, par value $0.10 per share ("Common Stock"), of Cardiac Control Systems, Inc.:


     NOTICE IS HEREBY GIVEN that pursuant to a call of its directors, the annual meeting (the "Meeting") of the shareholders of Cardiac Control Systems, Inc., a Delaware Corporation (the "Company"), will be held on November 12, 1997 at 1:00 p.m. local time in the Hyatt Hotel at the Orlando International Airport in Orlando, Florida for the following purposes:

1. To elect the directors for the Company to serve until the next annual meeting of the shareholders and until their successors are elected and qualify;

2. To ratify the appointment of BDO Seidman, LLP as independent accountants to audit the Company=s books and records for the fiscal year ending March 31, 1998; and

3. To transact any other business as may properly come before the Meeting and adjournment thereof.

     THE COMPANY'S PROXY STATEMENT, PROXY AND ANNUAL REPORT FOR THE YEAR ENDED MARCH 31, 1997 MUST ACCOMPANY THIS NOTICE.

     The accompanying Proxy Statement summarizes information concerning the proposed business to be acted upon at the meeting.

     Only holders of record of shares of Common Stock of the Company at the close of business on September 26, 1997 are entitled to notice of and to vote at the Meeting and any adjournments thereof.

     Shareholders are urged to attend the Meeting; but, whether you plan to attend or not, PLEASE DATE, MARK, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY to the Company in the enclosed pre-addressed envelope.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE HOLDERS OF COMMON STOCK OF THE COMPANY ELECT EACH NOMINEE FOR DIRECTOR AND RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS FOR THE COMPANY; BOTH TO BE PRESENTED AT THE MEETING.

By Order of The Board of Directors

/s/ Robert T. Rylee
-------------------
Robert T. Rylee
Secretary

Palm Coast, Florida
September 30, 1997

                         CARDIAC CONTROL SYSTEMS, INC.

                              3 Commerce Boulevard
                           Palm Coast, Florida 32164

                                PROXY STATEMENT

                                 ANNUAL MEETING
                               November 12, 1997


THE PROXY AND SOLICITATION

     The accompanying Proxy is solicited by the Board of Directors of Cardiac Control Systems, Inc. (The "Company") for use at the Annual Meeting of the holders of the Company's Common Stock, par value $0.10 per share ("Common Stock"), to be held on November 12, 1997 at 1:00 p.m. local time at the Hyatt Hotel at the Orlando International Airport in Orlando, Florida, and any adjournment thereof. When such proxy card is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, or, if no direction is indicated, it will be voted by the persons named in the accompanying proxy card as recommended by the Board of Directors. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting thereof by attending and voting in person at the meeting, or by giving notice of revocation in writing to the Secretary of the Company at any time prior to its use, or by delivery to the Secretary of the Company of a duly executed proxy bearing a later date.

     A Notice of Annual Meeting of Shareholders and a proxy card accompany this Proxy Statement. The approximate date of the first distribution of this Proxy Statement and the accompanying proxy card and Notice of Annual Meeting to shareholders is September 30, 1997.

     A copy of the Company's Annual Report for the year ended March 31, 1997 has been mailed to each shareholder of record. Copies of the Company's annual report on Form 10-KSB (exclusive of certain exhibits) may be obtained, without charge, by writing to the Secretary of the Company at 3 Commerce Boulevard, Palm Coast, Florida 32164.

     The Company will bear the costs of solicitation of proxies. Proxies will be solicited principally through the use of the mails, but directors, officers and regular employees of the Company may, without additional compensation use their personal efforts by telephone or otherwise to obtain proxies.

     All properly executed, unrevoked proxies received in time for the meeting will be voted as specified. If no other indication is made, the proxies will be voted for the election of directors shown as nominees and as recommended by the Board of Directors with regard to all other matters.


PURPOSES OF ANNUAL MEETING

     The Annual Meeting has been called for the purposes of electing the Board of Directors, ratifying the appointment of the Company's independent accountants and transacting such other business as may properly come before the meeting.

     The two persons named in the accompanying proxy card have been selected by the Board of Directors and will vote shares represented by valid proxies.

     The Board of Directors recommends that the full Board for the ensuing year shall consist of at least seven directors, recommends the election of the nominees listed on pages 2-4 as Directors to hold office until the next annual meeting of shareholders and the election and qualification of their successors, recommends the ratification of the Company's independent accountants.

     All of the nominees, presently members of the Board of Directors, were elected by the shareholders at the last annual meeting of the Company's shareholders. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a Director. If, at the time of the Annual Meeting any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for such other person or persons as the Board of Directors may recommend.

     The Company has no knowledge of any other matters to be presented at the Annual Meeting. In the event other matters do properly come before the meeting, the persons named in the proxy will vote in accordance with their judgment on such matters.

VOTING SECURITIES

     The Board of Directors has fixed the close of business on September 26, 1997 as the record date for determining shareholders entitled to notice of the Annual Meeting and to vote. As of the record date, the Company had outstanding and entitled to vote at the Annual Meeting 2,648,739 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on each matter presented for action at the Annual Meeting.

     The presence at the Annual Meeting, in person, or by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to ratify the appointment of BDO Seidman, LLP as the Company's independent accountants. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more independent inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

     Pursuant to Delaware law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. However, abstentions are treated as present and entitled to vote and thus have the effect of a vote against the matter. A broker non-vote on a matter is considered not entitled to vote on the matter and thus is not counted in determining whether a matter requiring approval of a majority of shares present and entitled to vote has been approved or whether a plurality of the shares present and entitled to vote has been voted.

     A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's offices, 3 Commerce Boulevard, Palm Coast, Florida 32164, for a period of ten days prior to the Annual Meeting itself for examination by the shareholders.

ELECTION OF DIRECTORS

     For each nominee and director, the following sets forth his or her name and age, as of August 31, 1997, as well as information respecting any positions he or she has held with the Company, and his or her principal occupation or employment currently and for at least the past five years. In addition, the following sets forth the year each nominee and director was first elected or appointed as a Director. There are no family relationships among the nominee(s) and/or director(s). There are no arrangements or understandings between any nominee(s) and/or director(s) and any other person(s) pursuant to which he or she was or is to be selected as a director or nominee.

     William H. Burns Jr., age 47 has been a member of the Board of Directors since September 1995. Mr. Burns is a health care entrepreneur and is a director and president of five health care businesses. (Biosight Inc., BioVector Inc., Minrad Inc., Medical Infusion Inc., and Fertility Acoustics Inc.) From July 1988 through March 1994 he was Founder, President and CEO of Matrx Medical Inc., a medical product design and distribution company. His efforts in building Matrx Medical, Inc. earned him an award as Entrepreneur of the Year in New York State in 1993. From 1975 through 1988, Mr. Burns held various positions with the BOC group, including Vice President and General Manager of Ohmeda, DVE Care Products. Mr. Burns is also a director of American Consolidated Laboratories, an eye care technology company.

     Bart C. Gutekunst, age 46, has been a member of the Board of Directors since July 1994 and became Chairman of the Board in October 1994. Mr. Gutekunst focuses on growing businesses with a view toward enhancing value through strategic, managerial and financial advisory involvement, with a particular emphasis on the medical sector. In July 1995 he became Chairman and CEO of NovaVison, Inc., an eye care technology company. In May 1997, NovaVision Inc. was merged with American Consolidated Laboratories, Inc., a special vision products company, and Mr. Gutekunst became Chairman of the Board. From September 1992 to September 1994, he was Vice Chairman and Chief Financial Officer of R-2 Medical Systems, Inc., a cardiac care device company, with responsibility for strategic and corporate development as well as overseeing the financial functions of the company. From February 1994 to March 1996, Mr. Gutekunst served as Chairman of the Board of Directors of United Education and Software, Inc., a multi-state operator of nursing and vocational schools operating under Chapter 11 of the United States Bankruptcy Code where he oversaw the voluntary liquidation of the company's assets. From 1988 to 1990, he was a senior member of an investment firm, Entrecanales, Inc., funded by a major European family, making equity investments and leveraged buyouts. From 1981 to 1987, he was Executive Vice President and a member of the Board of Directors, as well as the Management and Investment Committees of Laidlaw, Adams & Peck Inc., where he supervised the investment banking department and completed over 50 public and private transactions. From 1976 to 1981, he was a member of Chemical Bank's Merchant Banking Group. Mr. Gutekunst has been a member of the Board of Directors or advisor to the Board for many companies.

     Larry Haimovitch, age 50, has been a member of the Board of Directors since November 1994. He is President of Haimovitch Medical Technology Consultants, a San Francisco, California based healthcare consulting firm which specializes in the medical device and technology industry with a particular emphasis on cardiology related areas and whose clients have included a major hospital chain, numerous medical device companies, venture capital firms, investment groups, and investment bankers. Prior to forming his firm in 1991, Mr. Haimovitch spent over 20 years as a healthcare industry analyst for a number of leading research firms and financial institutions such as Furman Selz, Sutro & Co., and Wells Fargo Investment Advisors. He also serves as a director to Electro-Pharmacology, Inc. and ORBTEC, Inc.

     Augusto Ocana, age 54, has been a member of the Board of Directors since April, 1996. He has over 20 years experience in international health care business, including turn arounds, corporate licensing, strategic alliances and management. Dr. Ocana joined Grupo Taper International in 1994 as Executive Vice President. Previously Dr. Ocana was President and Chairman of the Board of Rempak International Corporation. He joined that firm in 1990. Prior to that, Dr. Ocana was at Abbott Laboratories. He joined that firm in 1975 and held various management positions including Marketing Director, Business Development, Director Pharmaceutical Worldwide and Managing Director of the Latin American and European Subsidiaries. Dr. Ocana has also been trained as a physician and has a Doctorate in International Law and Diplomacy. He serves as a permanent member of the council of the "Centro de Estudios Internacionales".

     Alan J. Rabin, age 47, joined the Company in October 1994 and has been a member of the Board and the Company's President and Chief Executive Officer since that date. Until September 1994, Mr. Rabin was President and Chief Executive Officer of R-2 Medical Systems, Inc, a manufacturer of cardiac care devices, including disposables used in cardiac pacing. R-2 Medical Systems, Inc. was sold to Cardiotronics, Inc. in 1994. From 1987 to 1992, Mr. Rabin was Vice President of Marketing and Sales for Stereo Optical Company, a manufacturer and distributor of disposable and ophthalmic diagnostic devices. From 1985 to 1986, he was Director of Marketing and Sales at Tycos Life Services, Inc., a manufacturer of cardiovascular diagnostic and monitoring devices which company experienced a turnaround and subsequently was sold. From 1980 to 1985, Mr. Rabin held various marketing, new business development, and product management positions with surgical and cardiovascular equipment divisions of C.R. Bard. Prior to assuming those positions, Mr. Rabin was employed in marketing and sales in the critical care and anesthesia market. He also currently serves as a director of American Consolidated Laboratories.

     Robert T. Rylee, age 66, was appointed to the Board of Directors in November 1988. He practiced law from 1958 to 1969 and was a partner in the firm of Wood, Boykin, Rylee, and Walter from 1965 to 1969. In 1969, Mr. Rylee became the President and CEO of Wright Manufacturing Company, a manufacturer of orthopedic implants and instruments, a position he held until 1981 when he became a Dow Corning U.S. Area Vice President and the General Manager of Health Care Business. On May 31, 1993, he retired as Vice President and Chairman of Health Care Business, a position he had held since 1986. He is currently the Chief Executive Officer and a director of Clarus Medical Systems, which position he has held since September 1993. Mr. Rylee is also a director of Minrad, Ind., a platform technology in interventional radiology.

     Tracey E. Young, age 42, was appointed to the Board of Directors in September 1995. She is Founder and President of Elliot Young and Associates, Inc., a proprietary health care consulting concern, formed in 1987 to assist companies and investors in identifying, evaluating, capturing and managing strategic growth and financing opportunities in high technology health care
markets.   Ms. Young has also  held key consulting positions with The Wilkerson
Group, both as the founding Associate Director of their Cardiovascular Market Intelligence Service, and as an independent consultant to the firm. She also spent seven years in the pacemaker industry, including holding clinical, senior marketing management and strategic planning positions with Telectronics Pacing Systems and Intermedics, Inc..

     The Company formed audit and compensation committees to the Board of Directors in November, 1994. The audit committee consists of Larry Haimovitch as Chairman, Bart C. Gutekunst and William H. Burns, Jr. The compensation committee consists of Robert T. Rylee as Chairman, Bart C. Gutekunst and Tracey
E. Young. There were three committee meetings of the compensation committee and two meetings of the audit committee during the fiscal year ended March 31, 1997. The Company does not have a nomination committee.

     None of the Directors or Executive Officers of the Company is a director in any company, other than the Company, with a class of equity securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended except for Bart C. Gutekunst who is Chairman of the Board of United Education Software, Inc., and Larry Haimovitch who is a director of Electro-Pharmacology, Inc.

     The Board of Directors held a total of ten meetings during fiscal year 1997. All Directors attended at least 90% of the total number of meetings of the Board. The Company compensates Directors for services to the Company in their capacity as Directors. See "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS - Executive Remuneration." The Company also reimburses certain Directors for their out-of-pocket expenses for attending meetings.

     The affirmative vote of a majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to elect a Director.

  THE BOARD RECOMMENDS THAT THE NOMINEES FOR ELECTION BE APPROVED. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.

EXECUTIVE OFFICERS OF THE COMPANY

     The following sets forth the names and ages of the Executive Officers of the Company as of August 31, 1997, in addition to information respecting their positions and offices with the Company, their periods of service in such capacities, and their business experience for at least the past five years. There are no family relationships among the Executive Officers of the Company. There are no arrangements or understandings between any nominee(s) and/or director(s) and any other person(s) pursuant to which he or she was or is to be selected as a director or nominee.

     Alan J. Rabin, age 47, joined the Company in October 1994, in connection with the Debenture financing. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." At that time, he was appointed to the Board and appointed the Company's President and Chief Executive Officer. Until September 1994, Mr. Rabin was President and Chief Executive Officer of R-2 Medical Systems, Inc, a manufacturer of cardiac care devices, including disposables used in cardiac pacing. R-2 Medical Systems, Inc. was sold to Cardiotronics, Inc. in 1994. From 1987 to 1992, Mr. Rabin was Vice President of Marketing and Sales for Stereo Optical Company, a manufacturer and distributor of disposable and ophthalmic diagnostic devices. From 1985 to 1986, he was Director of Marketing and Sales at Tycos Life Services, Inc., a manufacturer of cardiovascular diagnostic and monitoring devices. From 1980 to 1985, Mr. Rabin held various marketing, new business development, and product management positions with surgical and cardiovascular equipment divisions of C.R. Bard. Prior to assuming those positions, Mr. Rabin was employed in marketing and sales in the critical care and anesthesia market.

     W. Alan Walton, age 63, joined the Company as Executive Vice President and Chief Operating Officer in March, 1996. Mr. Walton is a Fellow of the Institute of Chartered Accountants in England and Wales, and, from March, 1995 through February, 1996, was engaged as a financial and operations consultant with Biosight Inc., of Orchard Park, NY, a firm specializing in helping health care businesses enhance their performance. Prior to his experience with Biosight, he spent nineteen years in senior Financial and Systems Management positions with Dunlop Holdings plc in the United Kingdom and the USA including a position as General Manager, Group Information Systems, with responsibility for Dunlop's global computing and communications.

     Jonathan S. Lee, age 45, joined the Company in May, 1996 as Vice President of Research and Development. Mr. Lee is a biomedical engineer and has 18 years experience in Research & Development, Regulatory Affairs and Marketing with Telectronics, a leading pacemaker manufacturer. While at Telectronics from March, 1978 to May 1996, he established and managed Telectronics' world wide service facilities, and established Telectronics' research and development presence in Denver, Colorado. He has been a member of the North American Society of Pacing and Electrophysiology since 1984.

     Terry McMahon, age 47, joined the Company in November 1994 as its Vice President of Regulatory Affairs and Quality Assurance. He has 11 years of experience in managing regulatory affairs and clinical research in the healthcare and energy industries. Prior to joining the Company, Mr. McMahon was with Xomed-Treace, Inc. from 1990 to December 1994, as Manager of Regulatory and Clinical Affairs. Previously, he had served in a variety of managerial positions in regulatory and technical affairs for companies involved in medical device implants.

     William A. Wharton, age 50, was appointed Vice President of Operations in February 1994. Prior to that appointment, he had served the Company as Vice President of Quality Assurance since 1985. Mr. Wharton joined the Company in 1982 as Director of Quality Assurance. Before joining the Company, he was employed as a Quality Assurance Supervisor for at least five years by Medtronic, Inc., a major competitor in the cardiac pacing industry. Mr. Wharton received electronics training at Northwestern Electronics Institute in 1967 and at Bell & Howell Electronic Systems, in 1977.

     Kirk D. Kamsler, age 46, joined the Company in April 1996 as Director of Marketing and Sales. In April 1997 he was promoted to Vice President Sales. He has over 20 years of sales, sales management and marketing management experience in the medical device industry, including Davis & Geck, Matrx Medical and

Marquette Medical Systems. He was with Marquette from November 20, 1989 until joining the Company in April 1996. At Marquette, he was a sales representative until May 1, 1992, when he was promoted to Group Product Manager, responsible for the worldwide marketing of external cardiac defibrillators.

     Each director and executive officer, and each person owning beneficially more than 10% of a registered class of the Company's equity securities, is required to report to the Securities and Exchange Commission, by a specified date, his or her transactions related to the Company's Common Stock and to
provide a copy of any such report to the Company.   A late report was filed for
each of Messrs. Gutekunst and Rabin, officers and directors, Messrs. Burns, Haimovitch and Rylee, directors, and Messrs. Lee, Kamsler and McMahon, officers, with respect to one stock option grant to each of them, late reports were filed for Ms. Young, director, with respect to two stock option grants, a late report was filed for Mr. Rylee, director, with respect to the expiration of a stock option grant and a late report was filed for Mr. Lee, officer, with respect to a purchase of shares of common stock. A late report was filed for Dr. Ocana, director, with respect to his appointment to the Board of Directors in April 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of September 12, 1997, seven (7) stockholders were known by the Company to beneficially own five percent (5%) or more of the outstanding voting securities of the Company. The following table sets forth the indicated information as of September 12, 1997 with respect to each person known by the Company to own beneficially more than five percent (5%) (calculated in accordance with the guidelines promulgated by the Securities and Exchange Commission) of the 2,648,739 issued and outstanding shares of common stock of the Company on that date.

     In accordance with Rule 13d-3, promulgated under the Exchange Act, shares that are not outstanding but that are issuable upon exercise of outstanding options, warrants, rights or conversion privileges have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person owning such right, but have not been deemed outstanding for the purpose of computing the percentage for any other person.

-------------------------------------------------------------------------------
Name and Address             Amount and Nature                 Percent
of Beneficial Owner       of Beneficial Ownership (1)          of Class (2)
-------------------------------------------------------------------------------
Philip R. Beutel                    277,351                     10.38%
3 Chase Lane
Colorado Springs, CO 80906

Special Situations Fund III, L.P.   327,770                     12.25%
153 East 53rd St. Rm 5101
New York, New York 10022

Penfield Partners                   159,856                      6.00%
c/o William D. Witter, Inc.
150 E. 53rd Street
New York, NY 10022

Bradley Resources Company           198,709                      7.45%
107 John Street
Southport, CT 06490

ROI Partners                        143,399                      5.39%
353 Sacramento Street
San Francisco, CA 94111

Dow Corning Enterprises, Inc.       235,714 (3)                  8.27%
2200 West Salzburg Road
Auburn, MI 48611

Sirrom Capital                      300,000 (4)                 10.35%
511 Union Street
Suite 2310
Nashville, TN 37219

------------------------------------------------------------------------------

(1) Except as otherwise indicated, each person is the record owner of the shares indicated and possesses the sole voting and investment power with respect to such shares of common stock.

(2) Computations of percentage ownership of each individual treat warrants and options to purchase common stock exercisable within the next sixty days as though the shares subject thereto were issued and outstanding.

(3) This amount represents (a) 200,000 shares of common stock issuable upon exercise of warrants issued pursuant to the retirement of the Company's mortgage with Dow Corning Enterprises, Inc. and (b) 35,714 shares of common stock of which Dow Corning Enterprises, Inc. is the record owner.

(4) This amount represents (a) 150,000 shares of common stock issuable upon exercise of warrants issued pursuant to the mortgage loan of $1,500,000 made by Sirrom, (b) 50,000 shares of common stock issuable upon exercise of warrants pursuant to Sirrom for its consent to the Sulzer Intermedic's loan of $1,000,000, (c) 50,000 shares of common stock issuable upon exercise of warrants issued to Sirrom as consideration of its waiver of its first security interest in the assets of the Company pursuant to a Loan Agreement with Coast Business Credit and (d) 50,000 shares of common stock of which Sirrom Capital Corporation is the record owner.

SECURITY OWNERSHIP OF DIRECTORS & OFFICERS

     The following table sets forth the number of shares of common stock beneficially owned by each Director of the Company as of September 12, 1997, and the percentage of the outstanding shares such ownership represented at the close of business on September 12, 1997 (according to information received by the Company), together with information as to stock ownership of all Directors and Executive Officers of the Company as a group as of September 12, 1997.

-------------------------------------------------------------------------------------------
Name of Individual or                          Amount and Nature of            Percent
Number of Persons in Group                Beneficial Ownership(1)(3)(4)(5)    of Class (2)
-------------------------------------------------------------------------------------------
William H. Burns........................              24,274                       0.91%
Bart C. Gutekunst.......................              64,671                       2.39%
Larry G. Haimovitch.....................              33,841                       1.27%
Augusto Ocana...........................              11,174                       0.42%
Alan J. Rabin...........................              85,013                       3.12%
Robert T. Rylee.........................              43,699                       1.63%
Tracey E. Young.........................              23,491                       0.88%
All Directors and Executive Officers
  as a group (12 persons)...............             365,620                      12.46%
-------------------------------------------------------------------------------------------

(1) Except as otherwise indicated, each person is the record owner of the shares indicated and possesses the sole voting and investment power with respect to such shares of common stock.

(2) Computations of percentage ownership of each individual and of the group treat options to purchase common stock exercisable within the next 60 days as though the shares subject thereto were issued and outstanding.

(3) Includes options exercisable within the next 60 days to purchase shares of common stock granted pursuant to the Company's Combined Option Plan as follows:

------------------------------------------------------------------------------
Name of Individual or                                              Number
aumber of Persons in Group                                        of Shares
------------------------------------------------------------------------------
William H. Burns.......................................            13,000
Bart C. Gutekunst......................................            54,429
Larry G. Haimovitch....................................            15,000
Augusto Ocana..........................................             7,000
Alan J. Rabin..........................................            72,571
Robert T. Rylee........................................            36,429
Tracey E. Young........................................            18,000
All Directors and Executive Officers
  as a group (12 persons)..............................           283,547
------------------------------------------------------------------------------

(4) Includes shares which may be acquired within the next 60 days in the following amounts by exercise of redeemable warrants issued in consideration of the conversion of 5% Convertible Debentures to common stock: Bart C. Gutekunst - 866; Alan J. Rabin - 866; and all Directors and Executive Officers as a group (12 persons) - 1,732.

(5) Includes shares which may be acquired within the next 60 days in the following amounts by exercise of redeemable warrants issued in consideration of interest on secured loans: Bart C. Gutekunst - 2,906; Alan J. Rabin - 559; all Directors and Executive Officers as a group (12 persons) - 3,465.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     EXECUTIVE REMUNERATION. The following table sets forth information about the compensation paid or accrued by the Company during the fiscal years ended March 31, 1997, 1996, and 1995 to the Company's Chief Executive Officers and any other Executive Officer whose aggregate compensation exceeded $100,000 in fiscal 1997.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------
                                                                                                        LONG-TERM
                                                                                                      COMPENSATION
                                                          ANNUAL COMPENSATION                            AWARDS

                             Fiscal Year                                                      Securities
Name and Principal              Ended                                 Other Annual            Underlying        All Other
Position                      March 31,              Salary           Compensation             Options        Compensation
---------------------------------------------------------------------------------------------------------------------------
Alan J. Rabin                    1997                $146,000                 -                12,000(1)       $   521(2)
(President, CEO,                 1996                $110,000           $10,000(3)             20,000(4)       $26,349(5)
Director)                        1995                $ 55,000           $ 1,250(6)             28,571(7)       $64,451(8)
---------------------------------------------------------------------------------------------------------------------------
Bart C. Gutekunst                1997                $ 48,000                 -                 10,000(1)      $11,321(9)
(Chairman of the                 1996                $ 48,000                 -                 15,000(4)      $ 8,700(10)
Board)                           1995                $ 24,000           $ 1,250(11)             21,429(7)      $95,050(12)
---------------------------------------------------------------------------------------------------------------------------
Kirk D. Kamsler                  1997                $ 81,104                 -                 10,000(13)     $45,000(14)
(Vice President                  1996                       -                 -                      -               -
Sales)                           1995                       -                 -                      -               -
---------------------------------------------------------------------------------------------------------------------------
W. Alan Walton                   1997                $ 77,549                 -                      -         $22,655(14)
(Executive Vice President        1996                       -                 -                      -               -
Operations)                      1995                       -                 -                      -               -
---------------------------------------------------------------------------------------------------------------------------
Jonathan S. Lee                  1997                $ 80,596                 -                 10,000(15)     $33,460(14)
(Vice President                  1996                       -                 -                      -               -
Engineering)                     1995                       -                 -                      -               -
---------------------------------------------------------------------------------------------------------------------------

(1) On August 22, 1996, the Board of Directors awarded these options to purchase shares of common stock in the Company at $3.50 per share, exercisable on March 31, 1997.

(2) This represents interest received prior to conversion of debentures to stock.

(3) In addition to his salary, Mr. Rabin is entitled to a performance bonus. This represents the performance bonus paid in respect of Mr. Rabin's services during the year ended March 31. 1996.

(4) On May 5, 1995, the Board of Directors awarded these options to purchase shares of common stock of the Company, exercisable at $3.63 per share.

(5) This represents reimbursement of relocation expenses, $21,549, paid to Mr. Rabin pursuant to his employment agreement and consulting fees in connection with debenture financing, $4,800.

(6) This represents a monthly fee of $625 paid to Mr. Rabin in October and November 1994 for his services to the Company as a Director.

(7) Upon execution of their employment agreements with the Company, Mr. Rabin was granted stock options for 28,571 shares of the Company's common stock and Mr. Gutekunst was granted stock options for 21,429 shares of the Company's common stock, exercisable at $3.50 per share.

(8) This includes $12,751 for reimbursement of relocation expenses paid to Mr. Rabin pursuant to his employment agreement. It also includes $51,700 for consulting services rendered the Company in connection with the development of its new business plan and its financing efforts prior to his employment with the Company.

(9) This includes $7,500 in connection with his facilitating the Grupo Taper Distributor and Sirrom Mortgage Agreements. It also includes $3,292 of interest paid on a $100K secured promissory note, and $521 of interest paid on debentures held prior to the conversion of the debentures to stock.

(10)  This represents consulting fees in connection with Debenture financing.

(11) This represents a monthly fee of $625 paid to Mr. Gutekunst in August and September 1994 for his services to the Company as a Director prior to his employment as Chairman.

(12) This includes $79,050 for consulting services rendered the Company in connection with the development of its new business plan and its financing efforts prior to his employment with the Company. It also includes $16,000 in connection with his facilitating the refinancing of the mortgage on the Company's property.

(13) Upon execution of his employment agreement with the Company, Mr. Kamsler was granted options to purchase 10,000 shares of common stock of the Company at $3.50 per share, exercisable one third on April 21, 1997, one third on April 21, 1998 and one third on April 21, 1999.

(14) This represents reimbursement of relocation expenses paid pursuant to their employment agreements.

(15) Upon execution of his employment agreement with the Company, Mr. Lee was granted options to purchase 10,000 shares of common stock of the Company at $3.50 per share, exercisable one third on May 5, 1997, one third on May 5, 1998 and one third on May 5, 1999.

      The following table sets forth information concerning options granted during the fiscal year ended March 31, 1997 to those persons named in the preceding Summary Compensation Table.


                       OPTION GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------
                     Number of          % of Total
                    Securities       Options Granted
                    Underlying       to Employees in    Exercise Price     Expiration
Name              Options Granted      Fiscal Year         ($/share)          Date
--------------------------------------------------------------------------------------
Alan J. Rabin         12,000(1)            14%               $3.50         8/22/2001
Bart C. Gutekunst     10,000(1)            12%               $3.50         8/22/2001
Kirk D. Kamsler       10,000(2)            12%               $3.50         4/21/2001
Jonathan S. Lee       10,000(3)            12%               $3.50         5/05/2001
--------------------------------------------------------------------------------------

(1)  These options are subject to immediate exercise.

(2) These options are exercisable 1/3 on April 21, 1997, 1/3 on April 21, 1998 and 1/3 on April 21, 1999.

(3) These options are exercisable 1/3 on May 5, 1997, 1/3 on May 5, 1998 and 1/3 on May 5, 1999.


     The following table set forth information concerning the value of unexercised stock options at March 31, 1997 for those persons named in the Summary Compensation Table.



                   AGGREGATED OPTIONS IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

------------------------------------------------------------------------------------------------------------
                                                        Number of Securities         Value of Unexercised
                            Shares                     Underlying Unexercised      In-The-Money Options at
                           Acquired       Value      Options at Fiscal Year End        Fiscal Year End
Name                      on Exercise   Realized    Exercisable/Unexercisable(1)  Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------
Alan J. Rabin                 -            -               49,143/11,429                     $0/$0
Bart C. Gutekunst             -            -                37,858/8,572                     $0/$0
W. Alan Walton                -            -                 7,500/7,500                     $0/$0
Kirk D. Kamsler               -            -                    0/10,000                     $0/$0
Jonathan S. Lee               -            -                    0/10,000                     $0/$0
-------------------------------------------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

     For their services on the Board, each outside director is entitled to recover annually the sum of $3,000 and such number of shares of the Company's common stock as have a total value of $6,000 based on the average of the bid and ask prices of the Company's common stock on the NASDAQ OTC Bulletin Board Service as quoted on March 31, 1997. For the fiscal year ended March 31, 1997, each of the following outside directors, William H. Burns, Jr., Larry Haimovitch, Dr. Augusto Ocana, Robert T. Rylee and Tracey E. Young were credited $3,000 and were paid 4,174 shares of the Company's common stock.

EMPLOYMENT AGREEMENTS

     Mr. Alan J. Rabin is employed as the President and Chief Executive Officer of the pursuant to a three year employment agreement dated as of October 13, 1994 amended by the Board of Directors at its meeting of May 15, 1996. As compensation thereunder, Mr. Rabin receives an annual salary of $150,000; reimbursement for business travel and other business expenses; and an annual bonus in an amount equal to up to 50% of his annual salary based on the performance of the Company. The employment agreement also provides reimbursement for Mr. Rabin's relocation and temporary living expenses, not to exceed $38,000 plus the cost associated with the moving of personal possessions and his family. His employment agreement provides a severance package under certain defined circumstances equal to the balance of the salary due under the employment agreement (payable in accordance with the Company's payroll practices) and a lump sum payment equal to nine months of his annual base salary then in effect, plus maintenance by the Company (to the extent permitted under plan documents) for nine months from the date of termination of all benefit plans in which he was entitled to participate while an employee, or the equivalent. The nine month lump sum severance payment is also payable to Mr. Rabin in the event his employment agreement is not renewed by the Company at the end of its term. Pursuant to his employment agreement, the Company awarded to Mr. Rabin a stock option for 28,571 shares of the Company's common stock at an exercise price of $3.50 a share, 23,809 of which are exercisable immediately and the remaining 4,762 shares will become exercisable in October, 1997. Mr. Rabin's stock option agreement contains a change of control provision whereby, in the event of a change in control of the Company, all outstanding options become immediately exercisable.

  Mr. Bart C. Gutekunst is employed as the Chairman of the Board of the Company pursuant to a three year employment agreement dated as of October 13, 1994. As compensation thereunder, Mr. Gutekunst receives an annual salary of $48,000; reimbursement for business travel and other business expenses; and a bonus related to the Company's financial, capital raising and corporate development and acquisition activities in the form of the following transactional fees: 1% for debt and equity source, and 1% of the gross consideration for asset acquisition or sales, which fees are payable to Mr. Gutekunst upon closing by the Company or its successor-in-interest of the applicable transaction.
Pursuant to the employment agreement, Mr. Gutekunst received an option for 21,429 shares of the common stock of the Company at an exercise price of $3.50 per share, 17,858 of which vested and became exercisable immediately and the remaining 3,571 shares will become exercisable in October, 1997. His employment agreement contains the same severance provisions as Mr. Rabin's employment agreement and his stock option contains the same change of control provisions as Mr. Rabin's stock option agreement.

STOCK OPTIONS

  On September 9, 1987, the Board of Directors of the Company adopted the
1987 Non-Qualified Stock Option Plan (the "1987 Plan"). The 1987 Plan provided the Board of Directors with the authority to grant to employees, officers and directors of the Company non-qualified options to purchase up to a maximum of 142,857 shares of the Company's common stock.

  On February 7, 1992, the Company's Board of Directors adopted the 1992 Non-Qualified Stock Option Plan (the "1992 Plan"). The 1992 Plan provided the Board of Directors with the authority to grant officers, directors and employees of the Company non-qualified options to purchase up to a maximum of 42,857 shares of the Company's common stock. On March 17, 1994, the Board of Directors amended and restated the 1992 Plan and provided therein authorization to issue options for up to a maximum of 157,143 shares of the Company's common stock.

  On January 19, 1995, the Board of Directors of the Company authorized the combination of the 1987 Plan and the 1992 Plan into one plan now known as the Combined 1987-1992 Non-Qualified Stock Option Plan ("Combined Plan"). The Combined Plan provides that all issued and outstanding stock option agreements under the previous plans shall be governed by the Combined Plan. Under the Combined Plan, the Company is authorized to issue options to employees, officers and directors to purchase up to a maximum of 400,000 shares of the Company's common stock. As of March 31, 1997, there were outstanding options for 309,969 shares under the Combined Plan, of which 237,569 shares were subject to options held by officers and directors at exercise prices ranging from $3.50 to $5.25 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See "Employment Agreements" for a description of certain compensation arrangements.

  During the last calendar quarter of 1994, the Company raised $2,885,000 through a private placement of 5% Convertible Debentures. Interest payments were made on March 31 and October 31 of each year, commencing March 31, 1995. The Debentures' maturity date was October 31, 1999. Effective March 31, 1996, the holders of Debentures converted their Debentures into common stock of the Company at a conversion rate of $2.80 per shares. Alan Rabin and Bart Gutekunst, President/Chief Executive Officer and Chairman of the Board, respectively, of the Company, each received 8,928 shares of the Company's Common Stock in respect of the conversion. Those beneficial owners holding 5% or more of the Company's issued and outstanding common stock and the common stock they received upon conversion of their debentures is as follows: Phillip R. Beutel, 89,285 shares; Special Situation Fund III, L.P., 285,714 shares; Penfield Partners, 178,571 shares; Bradley Resources Company, 173,214 shares; and ROI
Partners, 125,000 shares.   Pursuant to the terms of the 5% Convertible
Debentures, the Company filed with the SEC a registration statement on Form S-1 registering the common stock underlying the Debentures, which registration statement was declared effective by the SEC on April 27, 1995.

  In respect of their conversion of the debentures, the Company issued warrants to the debenture holders for an aggregate of 100,000 warrants (to be divided among the debenture holders pro rata in accordance with their percentage interests in the Debentures). The warrants have a term of three years and are exercisable commencing March 31, 1996 at $5.00 per share.

     Upon the closing of the minimum offering of the convertible debentures, Alan J. Rabin and Bart C. Gutekunst entered into employment agreements with the Company on October 13, 1994. Previously, Mr. Gutekunst and Mr. Rabin had been consulting with and assisting the Company in preparing its business plan and obtaining additional financing. On July 31, 1994, Mr. Gutekunst was appointed to the Board of Directors to fill a vacancy. On October 13, 1994, Mr. Gutekunst was appointed Chairman of the Board and Mr. Rabin was appointed the Company's President and Chief Executive Officer pursuant to their respective employment agreements. For consulting services rendered the Company in connection with the development of the Company's new business plan and the Company's financing, Mr. Rabin and Mr. Gutekunst were paid consulting fees in the aggregate amount of $130,750. Mr. Gutekunst and Mr. Rabin also participated in the debenture financing discussed above, and each acquired a debenture in the amount of $25,000.

    In November, 1995, the Company entered into an agreement with Biosight Inc., of which William H. Burns, Jr., a director of the Company, is President and principal shareholder. Under the agreement, Biosight Inc. provided consulting services regarding the Company's manufacturing processes and inventory planning. The agreement provided for payment of $30,000 in fees during the year ended March 31, 1996, plus reimbursement of approved out-of-pocket expenses, and future performance related payments to be paid in stock and cash, provided
certain goals are met.   Upon earning $30,000 in performance related payments
(in combined cash and stock), the agreement provides for subsequent performance based payments to be made in the Company's common stock.

     During fiscal 1996, Tracey E. Young, a director of the Company, provided consulting services to the Company regarding development of international markets for the Company's products. In March, 1996, the Board of Directors approved payment of $5,000 in consulting fees to Ms. Young together with a grant of a stock option for 5,000 shares, exercisable at $3.75 per share. In respect of consulting services, the Board approved royalty payments to Ms. Young of $100 per unit (each unit comprised of a pacemaker and lead) sold in Japan for the three year period following approval of the product by regulatory authorities in that country.

     During fiscal 1996, the Company entered into a distribution agreement for the European market with Grupo Taper, S.A., Madrid, Spain ("Grupo Taper"). Dr. Augusto Ocana, who became a director of the Company in April 1996, is an executive officer of Grupo Taper.

     On October 28, 1996, the Company executed a Security Agreement and Promissory Note with Bart C. Gutekunst, director and Chairman of the Board. Under the agreement and note, Mr. Gutekunst advanced the Company $108,247 at an annual interest rate of ten per cent (10%). This advance, plus accrued interest, was repaid to Mr. Gutekunst on February 14, 1997.

     On March 24, 1997, the Company executed a Security Agreement and Promissory Note with Bart C. Gutekunst, director and Chairman of the Board. Under the agreement and note, Mr. Gutekunst advanced the Company $100,000 at an annual interest rate of ten per cent (10%) plus the right to purchase one (1) share of restricted common stock of the Company at an exercise price of eighteen cents ($0.18) per share for each one dollar ($1.00) of interest earned under the note.

     The foregoing transactions between the Company and its affiliates were negotiated on behalf of the Company by its management. The Company believes that such transactions are in compliance with the Company's policy that transactions with affiliates be on terms at least as favorable as could have been reasonably obtained from an unaffiliated third party.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected BDO Seidman, LLP to be the Company's independent accountants for the fiscal year ending March 31, 1998 and recommends that such appointment be ratified by the stockholders at the Annual Meeting.

  BDO Seidman, LLP audited the Company's financial statements in fiscal 1995, 1996 and 1997. A representative of BDO Seidman, LLP will be present at the annual meeting and will be available to answer questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS, BDO SEIDMAN, LLP. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.

  While ratification by shareholders of this appointment is not required by law or the Company's Certificate of Incorporation or Bylaws, management of the Company believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of shareholders, the Board of Directors of the Company will consider that fact when it appoints independent accountants for the next fiscal year.

SHAREHOLDER PROPOSALS

  Proposals of the shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for possible inclusion in the Company's Proxy Statement and Form of Proxy relating to the meeting not later than June 12, 1998, unless the month and date of the next Annual Meeting are advanced by more than thirty calendar days, or delayed by more than ninety calendar days from November 12, 1998, the month and day contemplated for the next Annual Meeting. If such a change occurs, the Company will inform shareholders in a timely manner of the change and date by which shareholder proposals must be received. In such event, shareholder proposals must be received by the Company a reasonable time before the solicitation of proxies is made. Such shareholder proposals should be made in compliance with applicable legal requirements and be furnished to the President by certified mail, return receipt requested.

ANNUAL REPORT

  The Annual Report of the Company for the year ended March 31, 1997 accompanies this Proxy Statement.

OTHER MATTERS

  The Board of Directors does not know of any matters, other than the foregoing, that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying Proxy will vote in accordance with their judgement with respect to such matters.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert T. Rylee
----------------------------------
ROBERT T. RYLEE
SECRETARY
Palm Coast, Florida
September 30, 1997

PROXY

[LOGO OF            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
CARDIAC            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
CONTROL
SYSTEMS,        The undersigned hereby appoints Alan J. Rabin and Bart C.
INC.            Gutekunst, or either one of them, with power of substitution, as
APPEARS         Proxies, and hereby authorizes them to represent and to vote, as
HERE]           indicated below, all shares of common stock, par value $0.10 per share, of Cardiac Control Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Hyatt Hotel at the International Airport at Orlando, Florida on November 12, 1997 at 1:00 p.m. local time, or any adjournments thereof.


1. ELECTION OF DIRECTORS     [ ] FOR all nominees listed below                  [ ] WITHHOLD AUTHORITY
                                 (except as marked to the contrary below)           to vote for all nominees

William H. Burns, Jr., Bart C. Gutekunst, Larry Haimovitch, Augusto Ocano, Alan
                   J. Rabin, Robert T. Rylee, Tracey E. Young

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, cross out that individual's name above.)


2. RESOLUTION TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP as independent accountants of Cardiac Control Systems, Inc. for the fiscal year ending March
   31, 1998.  [ ] FOR      [ ] AGAINST       [ ] ABSTAIN


3. The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTORS AND "FOR" PROPOSAL 2.


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President of other authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

DATED: ______________________ , 1997        _________________________________
---------------------------------------     Signature
| PLEASE MARK, SIGN, DATE AND RETURN  |
| THE PROXY CARD PROMPTLY USING THE   |     _________________________________
| ENCLOSED ENVELOPE.                  |     Signature if held jointly
---------------------------------------

________________________________________________________________________________

                                            _________________________________
                                            Address Corrections

                                            _________________________________

                                            _________________________________

                                            _________________________________